CONSENT OF
BROWN ARMSTRONG
ACCOUNTANCY CORPORATION

To the Board of Directors
Ireland Inc.

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Ireland Inc. for the year ended December 31, 2016, of our reports dated April 10, 2017, included in its Registration Statement on Form S-8 (No. 333-171668), relating to the consolidated financial statements and consolidated financial statement schedules for the two years ended December 31, 2016, listed in the accompanying index.

BROWN ARMSTRONG
ACCOUNTANCY CORPORATION

Bakersfield, California
April 10, 2017